Washington Federal, Inc.
Fact Sheet
June 30, 2017
($ in Thousands)

	As of 12/16		As of 03/17		As of 06/17
Loan Loss Reserve - Total	$123,356		$126,972		$128,779
General and Specific Allowance	118,456		121,922		122,229
Commitments Reserve	4,900		5,050		6,550
Allowance and Reserve as a % of Gross Loans	1.09%		1.09%		1.08%

	12/16 QTR	12/16 YTD	03/17 QTR	03/17 YTD	06/17 QTR	06/17 YTD
Loan Originations - Total	$1,241,046	$1,241,046	$944,083	$2,185,129	$1,030,996	$3,216,125
Single-Family Residential	215,241	215,241	170,547	385,788	181,721	567,509
Construction	338,599	338,599	167,422	506,021	268,027	774,048
Construction - Custom	122,955	122,955	120,646	243,601	129,077	372,678
Land - Acquisition & Development	16,229	16,229	10,336	26,565	21,559	48,124
Land - Consumer Lot Loans	9,065	9,065	8,158	17,223	10,200	27,423
Multi-Family	111,959	111,959	93,279	205,238	43,716	248,954
Commercial Real Estate	164,098	164,098	77,949	242,047	97,962	340,009
Commercial & Industrial	243,924	243,924	277,676	521,600	258,310	779,910
HELOC	18,391	18,391	17,221	35,612	19,310	54,922
Consumer	585	585	849	1,434	1,114	2,548

Purchased Loans (including acquisitions)	$—	$—	$72,856	$72,856	$—	$72,856

Net Loan Fee and Discount Accretion	$6,762	$6,762	$5,764	$12,526	$2,348	$14,874

Repayments
Loans	$896,109	$896,109	$710,691	$1,606,800	$793,432	$2,400,232
MBS	178,169	178,169	96,900	275,069	151,218	426,287

MBS Premium Amortization	$5,039	$5,039	$2,992	$8,031	$2,620	$10,651

Efficiency
Operating Expenses/Average Assets	1.46%	1.46%	1.55%	1.50%	1.52%	1.51%
Efficiency Ratio (%)	47.23%	47.23%	48.76%	48.00%	46.57%	47.51%
Amortization of Intangibles	$521	$521	$398	$919	$375	$1,294

EOP Numbers
Shares Issued and Outstanding	89,272,268		89,438,563		88,750,133

Share repurchase information
Remaining shares authorized for repurchase	4,231,553		4,157,081		3,245,187
Shares repurchased	757,768	757,768	477	758,245	811,034	1,569,279
Average share repurchase price	$26.90	$26.90	$33.55	$26.91	$32.14	$29.61

Washington Federal, Inc.
Fact Sheet
June 30, 2017
($ in Thousands)

Tangible Common Book Value	As of 12/16		As of 03/17		As of 06/17
$ Amount	$1,703,133		$1,718,625		$1,725,491
Per Share	19.08		19.22		19.44

# of Employees	1,813		1,797		1,815
Investments
Available-for-sale:
Agency MBS	$959,661		$916,006		$809,702
Other	482,274		472,776		460,712
	$1,441,935		$1,388,782		$1,270,414
Held-to-maturity:
Agency MBS	$1,752,010		$1,697,650		$1,651,528
	$1,752,010		$1,697,650		$1,651,528

	As of 12/16		As of 03/17		As of 06/17
Loans Receivable by Category (a)	AMOUNT	%	AMOUNT	%	AMOUNT	%
Single-Family Residential	$5,624,263	49.6%	$5,693,072	48.9%	$5,687,850	47.9%
Construction	1,265,747	11.2	1,311,635	11.3	1,436,874	12.1
Construction - Custom	494,447	4.4	527,319	4.5	561,260	4.7
Land - Acquisition & Development	119,085	1.1	118,726	1.0	119,524	1.0
Land - Consumer Lot Loans	101,104	0.9	101,227	0.9	101,626	0.9
Multi-Family	1,217,594	10.7	1,266,911	10.9	1,263,187	10.6
Commercial Real Estate	1,207,573	10.7	1,296,039	11.1	1,346,006	11.3
Commercial & Industrial	1,025,821	9.1	1,071,629	9.2	1,116,860	9.4
HELOC	148,452	1.3	146,172	1.3	148,584	1.3
Consumer	124,547	1.1	107,759	0.9	95,775	0.8
	11,328,633	100%	11,640,489	100%	11,877,546	100%
Less:
ALL	118,456		121,922		122,229
Loans in Process	1,027,168		1,009,937		1,054,513
Net Deferred Fees, Costs and Discounts	46,698		45,608		46,379
Sub-Total	1,192,322		1,177,467		1,223,121
	$10,136,311		$10,463,022		$10,654,425

Net Loan Portfolio by Category	AMOUNT	%	AMOUNT	%	AMOUNT	%
Single-Family Residential	$5,565,673	54.9%	$5,632,558	53.8%	$5,628,508	52.8%
Construction	486,784	4.8	564,133	5.4	656,287	6.2
Construction - Custom	233,867	2.3	248,878	2.4	265,722	2.5
Land - Acquisition & Development	95,997	0.9	96,330	0.9	103,414	1.0
Land - Consumer Lot Loans	98,118	1.0	98,252	0.9	98,592	0.9
Multi-Family	1,205,737	11.9	1,254,499	12.0	1,250,730	11.7
Commercial Real Estate	1,188,637	11.7	1,278,189	12.2	1,327,530	12.5
Commercial & Industrial	992,261	9.8	1,039,309	9.9	1,082,486	10.2
HELOC	146,790	1.4	144,642	1.4	147,012	1.4
Consumer	122,447	1.2	106,232	1.0	94,144	0.9
	$10,136,311	100%	$10,463,022	100%	$10,654,425	100%

Washington Federal, Inc.
Fact Sheet
June 30, 2017
($ in Thousands)

	As of 12/31/16			As of 03/31/17			As of 06/30/17
Deposits by State	AMOUNT	%	#	AMOUNT	%	#	AMOUNT	%	#
Washington (WA)	$5,196,140	48.8%	81	$5,146,140	48.4%	81	$5,199,590	48.9%	81
Idaho (ID)	768,704	7.2	24	785,092	7.4	24	768,049	7.2	24
Oregon (OR)	1,952,655	18.3	48	1,946,137	18.3	47	1,939,619	18.2	47
Utah (UT)	280,457	2.6	10	272,804	2.6	10	270,224	2.5	10
Nevada (NV)	333,789	3.1	11	335,266	3.2	11	328,121	3.1	11
Texas (TX)	97,276	0.9	5	94,656	0.9	5	96,264	0.9	5
Arizona (AZ)	1,173,538	11.0	31	1,193,459	11.2	31	1,177,997	11.1	31
New Mexico (NM)	845,016	7.9	27	857,253	8.1	27	854,414	8.0	27
Total	$10,647,575	100%	237	$10,630,807	100%	236	$10,634,278	100%	236

Deposits by Type	AMOUNT	%		AMOUNT	%		AMOUNT	%
Checking (non-interest)	$1,124,169	10.6%		$1,142,372	10.7%		$1,195,152	11.2%
NOW (interest)	1,732,836	16.3		1,731,737	16.3		1,703,994	16.0
Savings (passbook/statement)	844,849	7.9		871,722	8.2		871,257	8.2
Money Market	2,492,483	23.4		2,466,868	23.2		2,433,547	22.9
Time Deposits	4,453,238	41.8		4,418,108	41.6		4,430,328	41.7
Total	$10,647,575	100%		$10,630,807	100%		$10,634,278	100%

Deposits greater than $250,000 - EOP	$2,410,863			$2,426,837			$2,524,536

Time Deposit Repricing	Amount	Rate		Amount	Rate		Amount	Rate
Within 3 months	$933,770	0.76%		$930,544	0.71%		$879,213	0.65%
From 4 to 6 months	896,254	0.74%		852,702	0.67%		649,962	0.67%
From 7 to 9 months	532,682	0.81%		429,013	0.79%		450,756	0.83%
From 10 to 12 months	391,159	0.80%		442,072	0.84%		625,472	0.87%

Non-Performing Assets	AMOUNT	%		AMOUNT	%		AMOUNT	%
Non-accrual loans:
Single-Family Residential	$38,568	63.5%		$34,373	60.1%		$32,613	57.8%
Construction	—	—		—	—		—	—
Construction - Custom	—	—		240	0.4		536	1.0
Land - Acquisition & Development	603	1.0		80	0.1		71	0.1
Land - Consumer Lot Loans	969	1.6		1,129	2.0		1,066	1.9
Multi-Family	1,160	1.9		1,364	2.4		682	1.2
Commercial Real Estate	9,660	15.9		10,507	18.4		12,983	23.0
Commercial & Industrial	9,230	15.2		8,864	15.5		8,254	14.6
HELOC	480	0.8		583	1.0		181	0.3
Consumer	45	0.1		55	0.1		22	—
Total non-accrual loans	60,715	100%		57,195	100%		56,408	100%
Real Estate Owned	22,637			22,543			19,112
Total non-performing assets	$83,352			$79,738			$75,520

Non-accrual loans as % of total net loans	0.60%			0.55%			0.53%
Non-performing assets as % of total assets	0.56%			0.53%			0.50%

Washington Federal, Inc.
Fact Sheet
June 30, 2017
($ in Thousands)

	As of 12/31/16		As of 03/31/17		As of 06/30/17
	AMOUNT	%	AMOUNT	%	AMOUNT	%
Restructured loans:
Single-Family Residential	$217,943	87.2%	$204,955	87.6%	$196,575	87.9%
Construction	—	—	—	—	—	—
Construction - Custom	—	—	—	—	—	—
Land - Acquisition & Development	1,139	0.5	594	0.3	190	0.1
Land - Consumer Lot Loans	9,619	3.8	9,410	4.0	8,878	4.0
Multi-Family	1,496	0.6	1,131	0.5	497	0.2
Commercial Real Estate	18,179	7.3	16,290	7.0	15,907	7.1
Commercial & Industrial	—	—	—	—	—	—
HELOC	1,461	0.6	1,414	0.6	1,409	0.6
Consumer	113	—	107	—	102	—
Total restructured loans	$249,950	100%	$233,901	100%	$223,558	100%

Restructured loans were as follows:
Performing	$235,503	94.2%	$222,208	95.0%	$215,178	96.3%
Non-performing (a)	14,447	5.8	11,693	5.0	8,380	3.7
Total restructured loans	$249,950	100%	$233,901	100%	$223,558	100%
(a) Included in "Total non-accrual loans" above

	AMOUNT	CO % (b)	AMOUNT	CO % (b)	AMOUNT	CO % (b)
Net Charge-offs (Recoveries) by Category
Single-Family Residential	$3	—%	$157	0.01%	$186	0.01%
Construction	—	—	—	—	—	—
Construction - Custom	—	—	3	—	—	—
Land - Acquisition & Development	(3,985)	(13.39)	(4,168)	(14.04)	(863)	(2.89)
Land - Consumer Lot Loans	(53)	(0.21)	(180)	(0.71)	(118)	(0.46)
Multi-Family	—	—	—	—	—	—
Commercial Real Estate	(339)	(0.11)	(1,164)	(0.36)	(164)	(0.05)
Commercial & Industrial	(667)	(0.26)	(112)	(0.04)	(154)	(0.06)
HELOC	36	0.10	53	0.15	(1)	—
Consumer	(291)	(0.93)	195	0.72	(138)	(0.58)
Total net charge-offs (recoveries)	$(5,296)	(0.19)%	$(5,216)	(0.18)%	$(1,252)	(0.04)%
(b) Annualized Net Charge-offs (recoveries) divided by Gross Balance

Interest Rate Risk
One Year GAP		(15.3)%		(14.7)%		(15.8)%
NPV post 200 bps shock (c)		13.9%		13.9%		14.5%
Change in NII after 200 bps shock (c)		1.7%		1.3%		2.0%
(c) Assumes no balance sheet management actions taken

Washington Federal, Inc.
Fact Sheet
June 30, 2017
($ in Thousands)

Historical CPR Rates (d)
	WAFD	WAFD
Average for Quarter Ended:	SFR Mortgages	GSE MBS

9/30/2014	14.6%	13.4%
12/31/2014	15.9%	12.1%
3/31/2015	16.4%	13.9%
6/30/2015	18.7%	15.9%
9/30/2015	17.8%	14.5%
12/31/2015	16.7%	13.4%
3/31/2016	13.9%	12.0%
6/30/2016	17.3%	17.5%
9/30/2016	17.7%	20.0%
12/31/2016	19.3%	24.8%
3/31/2017	13.6%	13.5%
6/30/2017	15.0%	20.9%

(d) The CPR Rate (conditional payment rate) is the rate that is equal to the proportion of the principal of a pool of loans that is paid off prematurely in each period.

Washington Federal, Inc.
Fact Sheet
June 30, 2017
Average Balance Sheet
($ in Thousands)

	Three Months Ended
	December 31, 2016			March 31, 2017			June 30, 2017
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Loans receivable	$10,013,798	$114,835	4.55%	$10,267,530	$116,034	4.58%	$10,579,593	$117,457	4.45%
Mortgage-backed securities	2,537,585	12,789	2.00	2,664,959	16,226	2.47	2,551,598	15,992	2.51
Cash & investments	1,010,299	4,246	1.67	632,114	3,068	1.97	627,197	3,373	2.16
FHLB & FRB Stock	117,210	894	3.03	118,092	870	2.99	124,968	894	2.87

Total interest-earning assets	13,678,892	132,764	3.85%	13,682,695	136,198	4.04%	13,883,356	137,716	3.98%
Other assets	1,197,304			1,161,023			1,142,899
Total assets	$14,876,196			$14,843,718			$15,026,255

Liabilities and Equity
Customer accounts	$10,610,314	13,017	0.49%	$10,578,631	12,392	0.48%	$10,567,710	12,764	0.48%
FHLB advances	2,080,000	16,595	3.17	2,102,556	16,079	3.10	2,274,451	16,337	2.88
Other borrowings	—	—	—	—	—	—	—	—	—

Total interest-bearing liabilities	12,690,314	29,612	0.93%	12,681,187	28,471	0.91%	12,842,161	29,101	0.91%
Other liabilities	201,233			153,105			155,460
Total liabilities	12,891,547			12,834,292			12,997,621
Stockholders’ equity	1,984,649			2,009,426			2,028,634
Total liabilities and equity	$14,876,196			$14,843,718			$15,026,255

Net interest income		$103,152			$107,727			$108,615

Net interest margin (1)			3.02%			3.15%			3.13%

(1) Annualized net interest income divided by average interest-earning assets

Washington Federal, Inc.
Fact Sheet
June 30, 2017
Delinquency Summary
($ in Thousands)

			AMOUNT OF LOANS	# OF LOANS				% based		% based
TYPE OF LOANS	#LOANS	AVG Size	NET OF LIP & CHG-OFFs	30	60	90	Total	on #	$ Delinquent	on $

June 30, 2017
Single-Family Residential	25,779	221	$5,687,169	68	36	123	227	0.88%	$44,653	0.79%
Construction	624	1,095	683,273	—	1	—	1	0.16	686	0.10
Construction - Custom	1,218	221	269,612	—	—	2	2	0.16	536	0.20
Land - Acquisition & Development	118	941	111,057	—	—	4	4	3.39	123	0.11
Land - Consumer Lot Loans	1,187	86	101,584	1	2	6	9	0.76	615	0.61
Multi-Family	964	1,310	1,263,143	1	1	2	4	0.41	329	0.03
Commercial Real Estate	1,073	1,254	1,345,986	2	3	9	14	1.30	2,911	0.22
Commercial & Industrial	1,816	615	1,116,854	3	1	23	27	1.49	2,673	0.24
HELOC	2,914	51	148,581	14	7	6	27	0.93	1,491	1.00
Consumer	4,275	22	95,774	51	18	97	166	3.88	384	0.40
	39,968	271	$10,823,033	140	69	272	481	1.20%	$54,401	0.50%

March 31, 2017
Single-Family Residential	25,999	219	$5,692,305	74	36	163	273	1.05%	$53,147	0.93%
Construction	633	938	593,479	4	—	—	4	0.63	601	0.10
Construction - Custom	1,149	219	251,906	—	—	2	2	0.17	240	0.10
Land - Acquisition & Development	122	847	103,280	1	—	3	4	3.28	262	0.25
Land - Consumer Lot Loans	1,187	85	101,168	3	2	12	17	1.43	1,261	1.25
Multi-Family	968	1,309	1,266,845	—	—	4	4	0.41	1,224	0.10
Commercial Real Estate	1,067	1,215	1,296,019	7	1	10	18	1.69	6,342	0.49
Commercial & Industrial	1,836	584	1,071,622	13	2	32	47	2.56	4,964	0.46
HELOC	2,939	50	146,169	5	2	32	39	1.33	814	0.56
Consumer	4,542	24	107,759	70	19	75	164	3.61	601	0.56
	40,442	263	$10,630,552	177	62	333	572	1.41%	$69,456	0.65%

December 31, 2016
Single-Family Residential	26,259	214	$5,623,668	88	53	165	306	1.17%	$60,201	1.07%
Construction	638	804	513,046	3	—	1	4	0.63	341	0.07
Construction - Custom	1,079	219	236,668	2	1	—	3	0.28	157	0.07
Land - Acquisition & Development	126	819	103,148	1	—	4	5	3.97	1,262	1.22
Land - Consumer Lot Loans	1,204	84	101,045	4	2	15	21	1.74	1,076	1.06
Multi-Family	959	1,270	1,217,594	3	1	2	6	0.63	1,868	0.15
Commercial Real Estate	1,040	1,130	1,175,475	6	2	12	20	1.92	7,766	0.66
Commercial & Industrial	1,843	574	1,057,826	4	6	34	44	2.39	1,108	0.10
HELOC	2,931	51	148,448	7	—	32	39	1.33	1,375	0.93
Consumer	4,842	26	124,547	78	30	79	187	3.86	1,063	0.85
	40,921	252	$10,301,465	196	95	344	635	1.55%	$76,217	0.74%